Exhibit 24.1
POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John D. Johnson and John Schmitz, and each of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign a Form 10-K under the Securities Act of 1933, as amended, of CHS Inc. and any and all amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or the substitutes for such attorneys-in-fact and agents, may lawfully do or cause to be done by virtue hereof.

Name	Title	Date

/s/ John D. Johnson	Chief Executive Officer	October 6, 2010

John D. Johnson	(principal executive officer)

/s/ John Schmitz	Executive Vice President &	October 7, 2010

John Schmitz	Chief Financial Officer (principal financial officer)

/s/ Michael Toelle	Chairman of the Board	October 6, 2010

Michael Toelle

/s/ Bruce E. Anderson	Director	October 6, 2010

Bruce Anderson

/s/ Donald H. Anthony	Director	October 6, 2010

Donald Anthony

/s/ Robert A. Bass	Director	October 6, 2010

Robert Bass

/s/ David Bielenberg	Director	October 6, 2010

David Bielenberg

/s/ Dennis Carlson	Director	October 6, 2010

Dennis Carlson

/s/ Curt Eischens	Director	October 9, 2010

Curt Eischens

Name	Title	Date

/s/ Steven J. Fritel	Director	October 6, 2010

Steve Fritel

/s/ Jerry Hasnedl	Director	October 6, 2010

Jerry Hasnedl

/s/ David R. Kayser	Director	October 6, 2010

David Kayser

/s/ Randy Knecht	Director	October 6, 2010

Randy Knecht

/s/ Greg Kruger	Director	October 6, 2010

Greg Kruger

/s/ Michael Mulcahey	Director	October 6, 2010

Michael Mulcahey

/s/ Richard G. Owen	Director	October 6, 2010

Richard Owen

/s/ Steve Riegel	Director	October 6, 2010

Steve Riegel

/s/ Daniel W. Schurr	Director	October 6, 2010

Daniel Schurr

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